SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of Company as specified in its charter)

Nevada	333-179079	27-4453740
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4115 Guardian Street, Suite C, Simi Valley, California 93063
(Address of principal executive offices)

(805) 583-4302
(Company’s Telephone Number)

__________________________________________________ (Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 20, 2017, upon exercise of warrants therefor, Airborne Wireless Network, a Nevada corporation (the “Company”), sold and issued 592,000 shares of the Company’s common stock at a price of $1.25 per share for an aggregate price of $740,000. Those shares were issued in a transaction which satisfies the requirements for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Securities Act”) specified by the provisions of Regulation S. Accordingly, those shares were sold in an offshore transaction and no directed selling efforts were made in the United States by the Company, any distributor or any of their affiliates or any person acting on behalf of any of the foregoing. The Company is subject to Category 3 of Rule 903 of Regulation S and, accordingly, implemented the offering restrictions of Category 3 of that Rule 903 by including a legend on all offering materials and documents, which specifies those shares have not been registered pursuant to the Securities Act and may not be offered or sold in the United States or to a U.S. person, unless those shares are registered pursuant to the Securities Act or, alternatively, an exemption from those registration requirements is available.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: February 23, 2017	By	/s/ J. Edward Daniels
J. Edward Daniels
President

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